================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                SEPTEMBER 3, 2003


                              DIOMED HOLDINGS, INC.


           DELAWARE                     000-32045                84-140636
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

               1 DUNDEE PARK
                ANDOVER, MA                                       01810
 (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.


         On September 2, 2003, the Company entered into an equity financing transaction (the "Equity Financing") in which 119 accredited investors (the "Investors") agreed to purchase 254,437,500 shares of the Company's common stock for an aggregate purchase price of $23.2 million. The Equity Financing occurs at two closings. The first closing occurred on September 3, 2003. At that time, the Company received $6.5 million from the Investors in exchange for secured convertible bridge notes. At the second closing, the notes will convert into the Company's common stock at a conversion price of $0.08 per share. The Investors have agreed to invest the remaining $16.7 million of the Equity Financing at the second closing in exchange for common stock at a purchase price of $0.10 per share.

         The Investors who participated in the first closing of the Equity Financing included the four holders of the Company's $2 million principal amount of Class E Secured Notes due 2006 (the "Class E Notes") issued in connection with the Company's December 2002 bridge financing transaction. At the first closing, these noteholders invested an aggregate of $2,000,000. The Class E Noteholders included Gibralt US, Inc., an affiliate of one of the Company's directors, Samuel Belzberg, which held $1.5 million of the Class E Notes and now holds $1.5 million of the secured bridge notes.

         Of the $16.7 million to be invested at the second closing of the Equity Financing, $15.5 million is payable by the Investors in cash. The cash amount to be invested at the second closing is currently being held in escrow pending satisfaction of certain conditions to the completion of the second closing. The remaining $1.2 million is to be invested by conversion of the Company's Class D Secured Notes due 2004 (the "Class D Notes") issued in connection with the Company's May 2003 interim financing transaction. The holders of the Class D Notes are each directors, or affiliates of directors, of the Company: Gibralt US, Inc., which is an affiliate of Samuel Belzberg; James A. Wylie, Jr.; and Peter Norris (holding $1,100,000, $50,000 and $50,000 principal amount of Class D Notes, respectively).

         The Company has applied a portion of the proceeds from the first closing of the Equity Financing to repay in full all outstanding Class E Notes and to acquire additional intellectual property rights related to the Company's EVLT(R) product line, and intends to use the balance of these proceeds for general working capital purposes. The Company will use the proceeds from the second closing of the Equity Financing to support the Company's sales and marketing initiatives, effect its intellectual property strategy and for other general working capital purposes.

         The conditions to the second closing of the Equity Financing include the approval by the Company's stockholders of: (i) an amendment to the Company's certificate of incorporation that will increase the number of authorized shares of common stock to 500,000,000; (ii) the issuance of the shares to be issued in the Equity Financing, as well as the listing of the shares of common stock to be issued to the Investors (the "Investors Shares") on the American Stock Exchange (the "AMEX"); (iii) a rights offering under which each record holder of common stock will have the non-transferable right to purchase that number of shares of common stock that is equal to the number of shares held by the holder as of August 29, 2003 at a price of $0.10 per share, together with a right to purchase those shares included in the offering that have not otherwise been purchased;
(iv) an amendment to the certificate of incorporation that will effect a reverse split of the shares of common stock outstanding after the Equity Financing in a ratio to be determined by the board of directors of the Company and subject to the approval of the Investors; and (v) the issuance of 30,138,792 shares of common stock to Gibralt US, Inc. and the other parties that provided interim financings to the Company in December 2002 and May 2003. The Company will also seek the approval of its stockholders of an amendment to its certificate of incorporation that increases the maximum number of members of its board of directors to nine.

         The Company believes that its completion of the Equity Financing is essential to its continued existence as a going concern. If the stockholders do not approve each of the proposals to be submitted to them, then the Company will be unable to complete the Equity Financing. In addition, the completion of the Equity Financing is contingent on the final settlement of the AUGENBAUM litigation and the absence of any material adverse change in the Company's business, operations, condition or results of operation. A hearing at which the Delaware Chancery Court is to rule on settlement of the AUGENBAUM litigation has been scheduled for September 15, 2003.

         The Company is planning to hold its annual meeting of stockholders during the fourth quarter of 2003, at which its stockholders will vote on each of the matters required for the Equity Financing and other matters. The Company anticipates that, assuming that its stockholders vote in favor of the proposals related to the Equity Financing at the annual meeting, the Equity Financing will be completed promptly after the annual meeting.

         In connection with the Equity Financing, the Company has issued warrants to purchase 40,879,063 shares of common stock to its placement agent. Of the warrants issued to the placement agent, 17,150,000 are exercisable at $0.10 per share, 6,187,500 are exercisable at $0.08 per share and 17,541,563 are exercisable at $0.001 per share. All of the warrants become exercisable after the stockholders approve the issuance of the shares of common stock underlying the warrants, and those shares are listed with the AMEX. The warrants remain exercisable for a period of five years thereafter. The placement agent also has participated as an Investor in the Equity Financing by reinvesting $495,000 of its fee (that would have otherwise been paid in cash) at the first closing of the Equity Financing in exchange for notes convertible into 6,187,500 shares of common stock. These notes are in addition to the notes issued to the Investors who loaned $6.5 million to the Company at the first closing of the Equity Financing. Accordingly, an aggregate of $6.995 million principal amount of notes are outstanding, convertible into a total of 87,437,500 shares of common stock.

         The Company has agreed to register the Investors' Shares and the shares underlying the warrants issued to the placement agent for resale to the public with the Securities and Exchange Commission (the "SEC"). The terms of this agreement require the Company to file a resale registration statement within 30 days after the completion of the Equity Financing. The agreement obligates the Company to issue additional shares ratably to the Investors at the rate of three percent of the number of shares issued in the Equity Financing per month, subject to a limit of 12 percent of these shares, if the Company does not file the registration statement timely or if the SEC does not declare the registration statement effective within 90 days after the completion of the Equity Financing.

         In connection with the Equity Financing, the Company, Gibralt US, Inc. and those Investors who elected to become parties to a stockholders' agreement have agreed to certain provisions regarding the Company's board of directors. The Company is to use its best efforts to cause the board of directors to be increased to nine directors within 12 days after completing the second closing of the Equity Financing. The Investors that hold a majority of the Investors' Shares held by those Investors who elected to enter into the stockholders' agreement have the right to designate three persons for nomination to the board of directors. As of the date of this Current Report, the Investors have not identified whom they will nominate as new directors. The Company also has agreed to use its best efforts to cause the board of directors to appoint one person that the Investors designated for nomination to the board as a member of any nominating, compensation, stock option or audit committee of the board of directors.

         The Company and Gibralt US, Inc. have agreed with the Investors that after the completion of the Equity Financing, the Investors will have the right to cause the Company to use its best efforts to nominate for election to the board of directors at each annual meeting of stockholders, three persons designated by the Investors who hold a majority of those of the Investors' Shares that are subject to the stockholders' agreement. Gibralt US, Inc. also agreed to vote its voting shares of the Company in favor of the election of these three designees during the first three years after the completion of the Equity Financing. The stockholders' agreement terminates when the Investors who elected to be a party to this agreement cease to beneficially own less than 50% of the Investors' Shares held by them immediately after the completion of the second closing of the Equity Financing.

         The terms of the Equity Financing also permit the Company to commence a rights offering for a total of 29,711,749 shares to the holders of record of its common stock as of August 29, 2003, subject to the completion of the Equity Financing. To proceed with the rights offering, the Company intends to file a registration statement with the SEC to register the distribution of the rights to its stockholders and the resale of the shares of common stock acquired by the stockholders. The Company will distribute the rights when the SEC has declared the registration statement to be effective. In the rights offering, the Company intends to distribute to the record holders of its common stock as of August 29, 2003 the right to acquire shares of common stock at a purchase price of $0.10 per share, exercisable for a 45-day period, at the ratio of one such right for each share of common stock owned by the stockholder on the record date. Stockholders who exercise all rights to purchase shares on a one-for-one basis will also be entitled to purchase on a pro rata basis shares not purchased by the stockholders of record in the initial phase of the rights offering. The rights will not be transferable.

         Attached as Exhibits to this Current Report are the press release issued by the Company on September 2, 2003, announcing the Equity Financing, and the Securities Purchase Agreement between the Company and the Investors, together with its Exhibits, relating to the Equity Financing.

         THIS CURRENT REPORT (INCLUDING THE EXHIBITS HERETO) DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1     Securities Purchase Agreement dated as of August 8, 2003

10.2     Form of Secured Bridge Note

10.3     Escrow Agreement, Dated as of August 8, 2003

10.4     Form of  Investors'  Rights  Agreement,  Dated as of Tranche II Closing
         Date

10.5     Patent Security Agreement, Dated as of Tranche I Closing Date

10.6     Security Agreement, dated as of Tranche I Closing Date

10.7     Form of Stockholders' Agreement dated as of Tranche II Closing Date

10.8     Amended and Restated  Pledge  Agreement,  dated as of Tranche I Closing
         Date

99.1     Press Release, dated September 2, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DIOMED HOLDINGS, INC.
                                        (Registrant)

Date: September 10, 2003                By: /S/ JAMES A. WYLIE, JR.
                                            --------------------------
                                            Name: James A. Wylie, Jr.
                                            Title: President and Chief Executive
                                                   Officer

List of Exhibits


10.1     Securities Purchase Agreement dated as of August 8, 2003

10.2     Form of Secured Bridge Note

10.3     Escrow Agreement, Dated as of August 8, 2003

10.4     Form of  Investors'  Rights  Agreement,  Dated as of Tranche II Closing
         Date

10.5     Patent Security Agreement, Dated as of Tranche I Closing Date

10.6     Security Agreement, dated as of Tranche I Closing Date

10.7     Form of Stockholders' Agreement dated as of Tranche II Closing Date

10.8     Amended and Restated  Pledge  Agreement,  dated as of Tranche I Closing
         Date

99.1     Press Release, dated September 2, 2003